EXHIBIT 3.1

Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business	Loi sur les sociétés
Corporations Act	commerciales canadiennes

Suncor Inc.	241769-3

Name of Corporation - Dénomination de la société	Number - Numéro

I hereby certify that the above-mentioned Corporation resulted from the amalgamation of the following Corporations under Section 179 of the Canada Business Corporations Act, as set out in the attached articles of Amalgamation.

Je certifie par les présentes que la société mentionnée ci-haut résulte de la fusion des sociétés ci-dessous, en vertu de l’article 179 de la Loi sur les sociétés commerciales canadiennes, tel qu’indiqué dans les statuts de fusion ci-joints.

Le Directeur

“Director”	January 1, 1989/Ie 1 janvier 1989

Director	Date of Amalgamation - Date de fusion

Consumer and	Consommation et Corporations Canada
Corporate Affairs Canada

		FORM 9	FORMULE 9
Canada Business	Loi sur les sociétés commerciales Canadiennes	ARTICLES OF AMALGAMATION	STATUS DE FUSION
Corporations Act		(SECTION 179)	(ARTICLE 179)

1 – Name of Amalgamated Corporation	Denomination de la sociétés issue de la fusion

Suncor Inc.
2 – The place within Canada where the registered office is to be situated	Lieu au Canada ou doit ètre situé le siege social

Municipality of Metropolitan Toronto, Province of Ontario
3 – The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal ou actions que la société est atorisee à émettre
The annexed Schedule 1 is incorporated in this form.

4 – Restrictions if any on share transfers	Restrictions sur le transfert des actions s’il y a lieu

There are no restrictions on transfers of shares of the Amalgamated Corporation.

5 – Number (or minimum and maximum number) of directors	Nombre (ou nombre minimum et maximum) d’administrateurs

Minimum eight (8), Maximum fifteen (15)
6 – Restrictions if any on business the corporation may carry on	Limites imposées quant aux activitiés que la societé peut exploiter, s’i ya lieu.
There are no restrictions on the businesses which the Amalgamated Corporation may carry on.

7 – Other provisions if any	Autre dispositions s’il ya lieu

The annexed Schedule 2 is incorporated in this form.

8 – The amalgamation agreement has been approved by special resolutions of shareholders of each of the amalgamating corporations tested in item 10 below in accordance with Section 177 of the Canada Business Corporations Act.

☐

La convention de fusion a été approuvée par resolutions spéciales des actionnaires de chacune des sociétés fusionnantes enumérées à la rubrique 10 ci-dessous, en conformité de l’article 177 de la Loi sur sociétés, commerciales canadiennes. Les présents status de fusion sont les mémes que les statuts constitutifs de (nommer la société fusionnante désignee).

The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in Item 10 below in accordance with Section 178 of the Canada Business Corporations Act.  These articles of amalgamation are the same as the articles of incorporation of (name the designated amalgamating corporation).

☒

La fusion a été approuvée par résolution des administrateurs de chacune des sociétés fusionnaire enumérées a la rubrique 10 ci-dessous en conformité de l’article 178 de la Loi sur les sociétés commerciales canadiennes. Les présents statuts de fusion sont les mémes que les statuts constitutifs de (nommer la société fusionnante designée).

9 – Name of the amalgamating corporation the by-laws of which are to be the by-laws of the amalgamated corporation	Dénomination de la société fusionnaire dont les regiements doivent étre les regiements de la société issue de la fusion.
Suncor Inc.

10 –	Name of Amalgamating Corporations Dénomination des sociétés fusionnantes	Corporation No. Nº de la société	Signature	Date	Description of Office Description du poste
			“Harry Maguss”
	Suncor Inc.	02853	Harry Maguss	Dec. 16/88	Vice President Production
			“T.J. Hopwood”
	16240 Canada Limited	133420	T.J. Hopwood	Dec. 16/88	Secretary

FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTÈRE SEULEMENT
Corporation No. – Nº de la société	Filed —Déposée December 30, 1988
241769 - 3

SCHEDULE 1

Annexed to Articles of Amalgamation

The capital of the Amalgamated Corporation shall consist of (a) an unlimited number of Preferred Shares without nominal or par value, issuable in series, the first of which shall consist of one million, one hundred and seven thousand and one hundred and forty-five (1,107,145) shares designated Preferred Shares Series A without nominal or par value (“Preferred Shares Series A”); and (b) an unlimited number of common shares without nominal or par value (“Common Shares”).

Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class shall be as follows:

(a)          Directors’ right to issue in one or more series

Preferred Shares, in addition to the Preferred Shares Series A authorized for issue, may at any time or from time to time be issued in one or more additional series. Prior to the issue of the shares of any such additional series, the directors shall, subject to the limitations set out in the articles, fix the number of shares in, and determine the designation of, and the rights, privileges, restrictions and conditions attaching to the shares of, such series including, without limitation:

(i)                                     the rate, amount or method of calculation of dividends and whether the same are subject to adjustments;

(ii)                                  whether such dividends are cumulative, partly cumulative or non-cumulative;

(iii)                               the dates, manner and currency of payments of dividends and the date from which they accrue or become payable;

(iv)                              if redeemable or purchaseable, the redemption or purchase prices and terms and conditions of redemption or purchase, with or without provision for sinking or similar funds;

(v)                                 the voting rights, if any;

(vi)                              any conversion, exchange or reclassification rights; and

(vii)                           any other terms not inconsistent with these provisions;

the whole subject to the receipt by the Director appointed under section 253 of the Act of articles of amendment designating and fixing the number of Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching thereto and the issue by him of a certificate of amendment with respect thereto.

(b)          Ranking of Preferred Shares.

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and the shares of any other class ranking junior to the Preferred Shares. The Preferred Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares and the shares of any other class ranking junior to the Preferred Shares as are set out herein or as may be fixed in accordance with clause (a) hereof.

(c)           No Pre-Emptive Right

The holders of the Preferred Shares shall not, as such, be entitled as of right to subscribe for or to purchase or receive the whole or any part of any shares, bonds, debentures or other securities, or any rights to acquire the same, which may from time to time be issued by the Corporation, except in accordance with any conversion, exchange or reclassification rights set forth in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of a particular series.

(d)          Restriction on Dividends on Junior Shares

No dividends (other than stock dividends in shares of the Corporation ranking junior to the Preferred Shares) shall at any time be declared or paid on or set apart for payment on the Common Shares or on any other shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payment for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Common Shares or such other shares of the Corporation ranking junior to the Preferred Shares.

(e)           Approval of Holders of Preferred Shares

Any of the provisions of the Preferred Shares as a class may be deleted, varied, modified, amended or amplified by articles of amendment but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Act.

The approval of the holders of the Preferred Shares with respect to any and all matters referred to herein may be given in writing by the holders of all the Preferred Shares for the time being outstanding or by resolution duly passed and carried by not less than two-thirds (2/3rds) of the votes cast at a meeting of the holders of the Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Preferred Shares then outstanding are not present in person or so represented by proxy within thirty (30) minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting and, at such adjourned meeting, the holders of Preferred Shares present in person or so represented by proxy, whether or not they hold more or less than a majority of all Preferred Shares then outstanding may transact the business for which the meeting was originally called, and a resolution duly passed and carried thereat by not less than two-thirds (2/3rds) of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Preferred Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called.

(f)          Voting

On any poll taken at any meeting of the holders of the Preferred Shares as a class or at any joint meeting of the holders of two (2) or more series of the Preferred Shares, including, without in any way limiting the generality of the foregoing, any meeting for the purpose of obtaining any shareholder approval required to be given under clause (e) above or under section 170 of the Act, each holder of Preferred Shares entitled to vote thereat shall have one one-hundredth (l/100th) of a vote in respect of each one dollar ($1), or its equivalent in a foreign currency at the date of issuance, of the stated capital of each such share held. The formalities to be observed with respect to the giving of notice of and voting at any such meeting (including, without in any way limiting the generality of the foregoing, the record dates for the giving of notice and the entitlement to vote), the quorum therefor and the conduct thereof shall mutatis mutandis be those from time to time in effect with respect to meetings of shareholders of the Corporation.

Preferred Shares Series A

The Preferred Shares Series A shall, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)          Stated Capital

The Preferred Shares Series A shall have a stated capital of twenty-four dollars ($24) per share.

(b)          Cumulative Preferential Dividend

The holders of the Preferred Shares Series A shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the directors, out of moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at an annual rate of one dollar and ninety-two cents ($1.92) per share, payable in quarterly instalments in lawful money of Canada on the first days of March, June, September and December in each year (each of which dates is hereinafter called a “dividend payment date”), the first of such dividends to become payable on the first day of December, 1979.

Such dividend shall be payable on each dividend payment date to holders of record as at the close of business on the fourteenth day preceding such dividend payment date. Such dividends shall accrue from such date as may be shown in the certificate of amalgamation issued to the Corporation (such date being hereinafter called the “Effective Date”). Cheques of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the holders of the Preferred Shares Series A entitled thereto and shall be mailed on or before the day preceding the applicable dividend payment date. The mailing of such cheques shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless such cheques are not paid on due presentation. If on any dividend payment date the dividend payable on such date is not paid in full on all the Preferred Shares Series A then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors. The holders of the Preferred Shares Series A shall not be entitled to any dividends other than or in excess of the cash dividends provided for herein. A dividend which is represented by a cheque which has not been presented for payment within six (6) years after it was issued or which otherwise remains unclaimed for a period of six (6) years after the date on which it was declared to be payable and set apart for payment shall be forfeited to the Corporation.

(c)           Preference on Winding-up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares Series A then outstanding shall be entitled to receive, in lawful money of Canada, the sum of twenty-four dollars ($24) per share, together with an amount equal to all dividends, if any, accrued thereon up to but not including the date of distribution and then remaining unpaid, whether or not earned or declared (which dividends, for such purpose, shall be calculated as if such dividends were accruing from day to day), the whole before any amount shall be paid to, or any assets of the Corporation distributed amongst holders of the Common Shares or of any other shares of the Corporation ranking junior to the Preferred Shares.

After payment to the holders of the Preferred Shares Series A of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

(d)          Redemption at the Option of the Holder

(i)            A holder of Preferred Shares Series A shall be entitled to require the Corporation to redeem at any time and from time to time after the Effective Date, upon giving notice as hereinafter provided, all or any number of the Preferred Shares Series A registered in the name of such holder on the books of the Corporation at a redemption price per share of twenty-four dollars ($24) together with an amount equal to all dividends, if any, accrued thereon up to but not including the date of such redemption and then remaining unpaid, whether or not earned or declared (which dividends, for such purpose, shall be calculated as if such dividends were accruing from day to day), less the amount of any tax which the Corporation is required to and does withhold therefrom.

(ii)           A holder of Preferred Shares Series A exercising his option to have the Corporation redeem shall give notice to any transfer agent of the Corporation for the Preferred Shares Series A accompanied by the certificate or certificates representing the Preferred Shares Series A in respect of which the holder desires to exercise such redemption right. Such notice shall be signed by the person registered on the books of the Corporation as the holder of the shares represented by such certificate or certificates in respect of which such right is being exercised or by his duly authorized attorney, and shall specify the date on which the Corporation is to redeem, which date shall not be less than 10 days nor more than 30 days from the date of the notice, and if the holder desires to have less than all of the Preferred Shares Series A registered in his name redeemed by the Corporation, the number of the holder’s shares to be redeemed. The date on which the redemption at the option of the holder is to occur shall be the optional redemption date. The holder of any Preferred Shares Series A may, with the consent of the Corporation, revoke such notice prior to the optional redemption date.

(iii)          Upon delivery to the Corporation of such notice and a share certificate or certificates representing the Preferred Shares Series A which the holder desires to have the Corporation redeem, the Corporation shall on the optional redemption date, to the extent permitted by applicable law, redeem such Preferred Shares Series A by paying to the holder the redemption price therefor.

(iv)          Upon payment of the redemption price of the Preferred Shares Series A so redeemed by the Corporation, the holders thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

(v)           If the redemption by the Corporation on any optional redemption date of all Preferred Shares Series A to be redeemed on such date would be contrary to applicable law, the Corporation shall be obligated to redeem only the maximum number of Preferred Shares Series A (rounded to the next lower multiple of 100 shares) which the Corporation determines it is then permitted to redeem, such redemptions to be made pro rata (disregarding fractions of shares) according to the number of Preferred Shares Series A required by each such holder to be redeemed by the Corporation.

(vi)          If less than all the Preferred Shares Series A represented by any certificate or certificates accompanying any such notice are to be redeemed, the Corporation shall issue, without charge, a new certificate representing the Preferred Shares Series A comprised in the certificate or certificates received as aforesaid which are not redeemed.

(e)           Initial and Subsequent Conversion Rights

(i)            Subject as hereinafter provided, the holders of the Preferred Shares Series A shall have the right at their option at any time during the period (hereinafter called the “Initial Conversion Period”) commencing on the date next following the Effective Date and ending at the close of business thirty (30) days thereafter or on such later date as the directors may determine to convert fully paid Preferred Shares Series A into Common Shares on the basis of one half (½) of a Common Share for each Preferred Share Series A converted (hereinafter called the “Initial Conversion Rate”).

(ii)           Subject as hereinafter provided, the holders of the Preferred Shares Series A shall have the right at their option at any time during the Subsequent Conversion Period (as hereinafter defined), if any, to convert fully paid Preferred Shares Series A into such number of Common Shares as shall be determined by application of the Subsequent Conversion Rate (as hereinafter defined).

(iii)          For the purposes hereof, the “Subsequent Conversion Period” for Preferred Shares Series A shall be that period (A) commencing on the date of closing of the first issue or sale of Common Shares by the Corporation or its parent, Sun Company, Inc. to underwriters for the purpose of distribution to the public; and (B) ending at the close of business ninety-five (95) days after the date upon which the period commenced.

(iv)          The Subsequent Conversion Rate shall mean the number of Common Shares (or the fraction thereof) into which one Preferred Share Series A shall be convertible. The Subsequent Conversion Rate shall be established by the directors of the Corporation as the quotient (expressed to the nearest hundredth) obtained by dividing the value of a Preferred Share Series A (determined as hereinafter provided) by the value of a Common Share (determined as hereinafter provided). In establishing the Subsequent Conversion Rate the directors shall:

(A)                              give each Preferred Share Series A the value of twenty-four dollars ($24); and

(B)                                give each Common Share that value per share which is equal to the per share price (excluding all commissions and discounts) at which, during the period commencing on the Effective Date and ending upon the date the Subsequent Conversion Period commences, Common Shares of the Corporation were issued or sold by the Corporation or its parent, Sun Company, Inc., to underwriters for the purpose of distribution to the public.

(v)           After but not before the Subsequent Conversion Rate has been established, it shall be subject to adjustment from time to time during the Subsequent Conversion Period in the events and in the manner following:

(A)                              If and whenever at any time during the Subsequent Conversion Period the Corporation shall subdivide its outstanding Common Shares into a greater number of shares or consolidate its outstanding Common Shares into a smaller number of shares, the Subsequent Conversion Rate in effect at the effective date of such subdivision or consolidation shall be proportionately adjusted immediately thereafter.

(B)                                If and whenever at any time during the Subsequent Conversion Period a reclassification of, or other change in, the outstanding Common Shares, other than a subdivision or consolidation, shall occur, the Subsequent Conversion Rate in effect at the effective date of such reclassification or other change shall be adjusted immediately thereafter in such manner as the directors determine to be appropriate.

(C)                                If and whenever at any time during the Subsequent Conversion Period the Corporation shall distribute Common Shares to all holders of its Common Shares by way of dividend or otherwise, the Subsequent Conversion Rate in effect at the record date for such distribution shall be proportionately adjusted immediately thereafter.

(vi)          Forthwith after the establishment of any Subsequent Conversion Rate pursuant to the provisions hereof and after each occurrence of any adjustment in the Subsequent Conversion Rate pursuant to the provisions hereof, the Corporation shall file with all its transfer agents for the Preferred Shares Series A a certificate of the Corporation as to the Subsequent Conversion Rate or the amount of such adjustment and the event requiring and the manner of computing the Subsequent

Conversion Rate or such adjustment. No such transfer agent shall be under any duty to make any investigation or inquiry as to the statements contained in any such certificate or the manner in which any computation was made but may accept such certificate as conclusive evidence of the statements therein contained and shall be fully protected with respect to any and all acts done or actions taken or suffered by it in reliance thereon. The Corporation shall exhibit a copy of such certificate from time to time to any holder of Preferred Shares Series A desiring to inspect the same, and shall give notice of the establishment of the Subsequent Conversion Rate and of any such adjustment of the Subsequent Conversion Rate to all the registered holders of the Preferred Shares Series A.

(vii)         A conversion right may be exercised by notice in writing given to any transfer agent of the Corporation for the Preferred Shares Series A accompanied by the certificate or certificates representing the Preferred Shares Series A in respect of which the holder thereof desires to exercise such conversion right.  Such notice shall be signed by the person registered on the books of the Corporation as the holder of the shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Preferred Shares Series A which the holder desires to have converted. Upon receipt by the said transfer agent of such notice accompanied by such certificate or certificates (the date of such receipt being the “Conversion Date”) the Corporation shall issue or cause to be issued certificates for the Common Shares issuable upon conversion to the holder of the Preferred Shares Series A represented by the certificate or certificates for the Preferred Shares Series A, or in such name or names as such holder may direct in writing, provided that such holder shall pay any applicable transfer taxes. If less than all the Preferred Shares Series A represented by any certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, without charge, a new certificate representing the Preferred Shares Series A comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

The holder of any Preferred Share Series A on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted after the close of business on such record date and before the payment date of such dividend and the holder of any Common Share resulting from any conversion shall be entitled to rank equally with the holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date after the Conversion Date. Subject as aforesaid, upon the conversion of any Preferred Shares Series A, the Corporation shall make no payment or adjustment on account of any dividends on the Preferred Shares Series A so converted or on account of any dividends on the Common Shares issuable upon such conversion.

(viii)        The right of a holder of Preferred Shares Series A to convert the same into Common Shares shall be deemed to have been exercised, and the holders of Preferred Shares Series A so converted (or any person or persons in whose name or names any such holder of Preferred Shares Series A shall have directed certificates representing the Common Shares issuable upon conversion to be issued) shall be deemed to have become holders of such Common Shares of record for all purposes on the respective Conversion Dates, notwithstanding any delay in the delivery of certificates representing such Common Shares; but should any such certificate or certificates be duly surrendered for conversion during a period when the registers of transfers of the Common Shares are properly closed, the holders thereof (or other person or persons as aforesaid) shall be deemed to become holders of such Common Shares of record immediately upon the re-opening of such registers of transfers.

(ix)           No holder of a Preferred Share Series A shall be entitled to receive on conversion of any such share any certificate representing a fraction of a Common Share. In any cases where fractions of Common Shares would be involved, the Corporation shall issue or cause to be issued in respect of such fractions a non-voting and non-dividend bearing scrip certificate or certificates transferable by delivery entitling the holder thereof and of other similar certificates aggregating one full Common Share, upon surrender of such certificates for consolidation at such place as may be designated therein, to obtain from the Corporation a full Common Share and to receive a share certificate therefor. If the aggregate number of shares represented by scrip certificates surrendered for consolidation is in excess of a number of full Common Shares, the Corporation shall at the time of delivery of certificates for the number of full shares called for by the surrender of scrip certificates issue a new scrip certificate for an amount equal to such excess. Such scrip certificates shall be in such form and terms and shall be subject to such terms and conditions as the Corporation may determine and will provide that such certificates shall be null and void five (5) years after the issue thereof.

(x)            All Common Shares issued on the conversion of Preferred Shares Series A (including Common Shares issued upon the consolidation of scrip certificates which result from conversions) shall be fully paid and non-assessable.

(xi)           In case a state of facts occurs wherein, in the opinion of the directors, the provisions of this clause (e) are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the holders of the Preferred Shares Series A in accordance with the intent and purposes hereof, then the directors may make an adjustment in the application of such provisions so as to protect such conversion rights as aforesaid.

(f)            Redemption at the Option of the Corporation

(i)            At any time or times after the Subsequent Conversion Period, the Corporation may upon giving notice as hereinafter provided redeem the whole or from time to time any part of the then outstanding Preferred Shares Series A on payment in lawful money of Canada for each share to be redeemed of the sum of twenty-four dollars ($24) (the “Redemption Price”), together with an amount equal to all dividends, if any, accrued thereon up to but not including the Redemption Date (as hereinafter defined) and then remaining unpaid, whether or not earned or declared (which dividends, for such purpose, shall be calculated as if such dividends were accruing from day to day), less the amount of any tax which the Corporation is required to and does withhold therefrom. In case a part only of the then outstanding Preferred Shares Series A is at any time to be redeemed, the Preferred Shares Series A so to be redeemed shall be selected by lot in such manner as the directors or the transfer agent appointed by the Corporation in respect of the Preferred Shares Series A shall determine or if the directors so determine may be redeemed pro rata disregarding fractions.

(ii)           In any case of redemption of Preferred Shares Series A under the provisions of this clause (f), the Corporation shall at least thirty (30) days before the date specified for redemption (the “Redemption Date”) mail to each person who at the date of mailing is a holder of Preferred Shares Series A to be redeemed a notice in writing of the intention of the Corporation to redeem such Preferred Shares Series A. Such notice shall be mailed in an envelope, postage prepaid, addressed to each such shareholder at his address as it appears on the books of the Corporation or in the event of the address of such shareholder not so appearing, then to the last known address of such shareholder, provided, however, that accidental failure or omission to give any such notice to one or more of such holders shall not affect the validity of such redemption as to the other holders. Such notice shall set out the Redemption Price and the Redemption Date and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the specified Redemption Date the Corporation shall pay or cause to be paid to or to the order of the holders of the Preferred Shares Series A to be redeemed the Redemption Price on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates for the Preferred Shares Series A called for redemption and the certificates for such shares shall thereupon be cancelled and the shares represented thereby shall be and be deemed to be redeemed. If a part only of the shares represented by any certificates are to be redeemed, new certificates for the balance shall be issued at the expense of the Corporation. From and after the specified Redemption Date, the Preferred Shares Series A called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Preferred Shares Series A to deposit the

Redemption Price of the shares so called for redemption, or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption or a redemption by the Corporation pursuant to clause (d), to a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such Preferred Shares Series A called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the Redemption Date specified in such notice, whichever is the later, the Preferred Shares Series A in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively; any interest allowed on any such deposit shall belong to the Corporation.

(g)          Voting

Subject to the provisions of clause (f) of the provisions attaching to the Preferred Shares as a class, the holders of the Preferred Shares Series A shall be entitled to receive notice of all meetings of shareholders of the Corporation (other than any meetings of the holders of any other class or series of shares of the Corporation held separately and as a class or series) and to attend and vote thereat and shall have one vote in respect of each Preferred Share Series A held by them respectively.

(h)          Approval of Holders of Preferred Shares Series A

Any of the provisions of the Preferred Shares Series A as a series may be deleted, varied, modified, amended or amplified by articles of amendment but only with the prior approval of the holders of the Preferred Shares Series A given in the manner provided in clauses (e) and (f) of the provisions of the Preferred Shares as a class which provisions shall apply, mutatis mutandis, as though the term “Preferred Shares Series A” were used in the said clauses in place of the term “Preferred Shares”.

Common Shares

(a)          Voting

The holders of the Common Shares shall be entitled to one vote for each such share at all meetings of shareholders except meetings at which only holders of another class or series of shares are entitled to vote.

(b)          Dividends

The directors may (but need not) determine at any time or from time to time, with respect to any cash dividend declared payable on the Common Shares, that the holders of the shares of such class, or the holders of shares of such class whose addresses, on the books of the Corporation, are in Canada and/or in jurisdictions outside Canada specified by the directors, shall have the right to elect to receive such dividend in the form of a stock dividend payable in Common Shares having a value, as determined by the directors, that is substantially equivalent, as of a date or a period of days determined by the directors, to the cash amount of such dividend, provided that shareholders shall receive cash in lieu of any fractional interests in shares to which they would otherwise be entitled unless the directors shall otherwise determine. If the directors shall determine that shareholders are entitled to fractional interests in shares issued by way of stock dividend, shareholders shall be entitled to receive dividends in respect of such fractional share interests.

(c)           Winding-up

Subject to the prior rights of the holders of the Preferred Shares and the shares of any other class or series ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive the remaining assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

SCHEDULE 2

Annexed to Articles of Amalgamation

Without limit to the powers of the board of directors as provided in the Canada Business Corporations Act, the board of directors may from time to time on behalf of the Amalgamated Corporation:

(a)           borrow money upon the credit of the Amalgamated Corporation;

(b)           issue, reissue, sell or pledge debt obligations of the Amalgamated Corporation;

(c)           to the extent permitted by the Canada Business Corporations Act, give a guarantee on behalf of the Amalgamated Corporation to secure performance of an obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Amalgamated Corporation by means of a loan, guarantee or otherwise;

(d)           mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Amalgamated Corporation, owned or subsequently acquired, to secure any obligation of the Amalgamated Corporation; and

(e)           delegate to one or more persons whether or not directors or officers of the Amalgamated Corporation all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the board of directors shall determine at the time of each such delegation.

Industry Canada	Industrie Canada

Certificate

Certificat

of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Suncor Inc.	241769-3

Name of corporation-Denomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant une d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

“Director”

Director - Directeur

September 7, 1995/ie 7 septembre 1995

Date of amendment - Date de modification

Industry Canada

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

CANADA BUSINESS

CORPORATIONS ACT

1 -	Name of Corporation	2 -	Corporation No.
	SUNCOR INC.		241769 - 3

3 -            The articles of the above-named corporation are amended as follows:

Article 2 of the Articles of Amalgamation of the Corporation is amended by deleting Article 2 in its entirety and substituting the following:

“2.                                 The place within Canada where the registered office is to be situated:  The City of Calgary, in the Province of Alberta.”

Date

Signature

Title

September 5, 1995	“Terrence J. Hopwood”
	Terrence J. Hopwood	Vice-President and General Counsel

IC 3069 (11-94) (CCA 1387)	FOR DEPARTMENTAL USE ONLY
FILED: SEP - 8 1995

Industry Canada	Industrie Canada

Certificate

Certificat

of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Suncor Energy Inc.	241769-3
Suncor Énergie Inc.

Name of corporation-Denomination de is société	Corporation number-Numéro de la société

I hereby certify that the articles of the above named corporation were amended	Je certifie que les statuts de la société susmentionnée ont été modifies:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; ☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant use série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; ☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clause modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization. ☐	d) ca vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

“Director”

Director - Directeur

April 17, 1997/le 17 avril 1997

Date of Amendment - Date de modification

Industry Canada

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

CANADA BUSINESS

CORPORATIONS ACT

1 - Name of Corporation	2 - Corporation No.
Suncor Inc.	241769-3

3 - The articles of the above-named corporation are amended as follows:

Pursuant to section 173(1)(a) of the Canada Business Corporations Act, Article 1 of the Corporation’s Articles of Amalgamation are amended to change the name of the Corporation to Suncor Energy Inc. in its English form and Suncor Énergie Inc. in its French form.

Date

Signature

Title

April 17, 1997

	“Janice B. Odegaard”	Janice B. Odegaard
Assistant Secretary

IC 3069 (11-94) (CCA 1387)	FOR DEPARTMENTAL USE ONLY
	FILED:	APR 17, 1997

Industry Canada	Industrie Canada

Certificate

Certificat

of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Suncor Energy Inc.	241769-3
Suncor Énergie Inc.

Name of corporation-denomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above named corporation were amended	Je certifie que les statuts de la société susmentionnée ont été modifiés:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; ☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant une sérié d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; ☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization. ☐	d) en vertue de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

“Director”

Director - Directeur

April 18, 1997/le 18 avril 1997

Date of Amendment - Date de modification

Industry Canada

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

CANADA BUSINESS

CORPORATIONS ACT

1 - Name of Corporation	2 - Corporation No.
“Suncor Energy Inc.”	241769-3
Suncor Energie Inc.

3 - The articles of the above-named corporation are amended as follows:

Pursuant to section 173(1)(h) of the Canada Business Corporations Act, Article 2 of the Corporation’s Articles of Amalgamation is hereby amended by dividing the issued and outstanding Common Shares of the Corporation on a two-for-one basis.

Date

Signature

Title

April 18, 1997
“Janice B. Odegaard”
Janice B. Odegaard
Assistant Secretary

IC 3069 (11-94) (CCA 1387)	FOR DEPARTMENTAL USE ONLY
	FILED:	APR 18, 1997

Industry Canada	Industrie Canada

Certificate

Certificat

of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Suncor Energy Inc.	241769-3
Suncor Énergie Inc.

Name of corporation-Denomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above named corporation were amended	Je certifie que les statuts de la société susmentionnée ont été modifies:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; ☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant use série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; ☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization. ☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

“Director”

Director - Directeur

April 18, 1997/le 18 avril 1997

Date of Amendment - Date de modification

Industry Canada

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

CANADA BUSINESS

CORPORATIONS ACT

1 - Name of Corporation	2 - Corporation No.
“Suncor Energy Inc.”	241769-3
Suncor Energie Inc.

3 - The articles of the above-named corporation are amended as follows:

Pursuant to section 173(1)(o) of the Canada Business Corporations Act, Article 7 of the Corporation’s Articles of Amalgamation is hereby amended by adding the following provision to the end of Schedule 2 thereof, namely:

“The directors of the Corporation may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.”

Date

Signature

Title

April 18, 1997
	“Janice B. Odegaard”	Janice B. Odegaard
Assistant Secretary

IC 3069 (11-94) (CCA 1387)	FOR DEPARTMENTAL USE ONLY

	FILED:	APR 18, 1997

Industry Canada	Industrie Canada

Certificate

Certificat

of Amendment	de Modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Suncor Energy Inc.

Suncor Énergie Inc.	241769-3

Name of corporation-Denomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; ☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; ☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; ☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

“Director”

Director - Directeur

April 19, 2000 / le 19 avril 2000

Date of Amendment - Date de modification

Industry Canada

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

CANADA BUSINESS

CORPORATIONS ACT

1 -	Name of Corporation	2 -	Corporation No.

	SUNCOR ENERGY INC.		2417693

3 -                                   The articles of the above-named Corporation are amended as follows:

Pursuant to section 173(1)(h) of the Canada Business Corporations Act, the articles of the Corporation are hereby amended by dividing the issued and outstanding Common Shares of the Corporation on a two-for-one basis.

Date

Signature

Title

April 19, 2000	“Janice B. Odegaard”	Assistant Secretary
JANICE B. ODEGAARD

APR 19, 2000 AVR

Industry Canada	Industrie Canada

Certificate

Certificat

of Amendment	de Modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Suncor Energy Inc.

Suncor Énergie Inc.	241769-3

Name of corporation-Denomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; ☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; ☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; ☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

“Director”

Director - Directeur

April 19, 2000 / le 19 avril 2000

Date of Amendment - Date de modification

Industry Canada

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

CANADA BUSINESS

CORPORATIONS ACT

1 -	Name of Corporation	2 -	Corporation No.

	SUNCOR ENERGY INC.		2417693

3 -            The articles of the above-named corporation are amended as follows:

Pursuant to section 173(1)(h) of the Canada Business Corporations Act, the articles of the Corporation are hereby amended by dividing the issued and outstanding Common Shares of the Corporation on a two-for-one basis.

Date

Signature

Title

April 19, 2000	“Janice B. Odegaard”	Assistant Secretary
JANICE B. ODEGAARD

APR 19, 2000 AVR

Industry Canada	Industrie Canada

Certificate

Certificat

of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Suncor Energy Inc.

Suncor Énergie Inc.	241769-3

Name of corporation-Denomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; ☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant use série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; ☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; ☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

“Director”

Director - Directeur

April 26, 2002 / le 26 avril 2002

Date of Amendment - Date de modification

Industry Canada

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

CANADA BUSINESS

CORPORATIONS ACT

1 -	Name of Corporation	2 -	Corporation No.

	SUNCOR ENERGY INC.		241769-3

3-             The articles of the above-named corporation are amended as follows:

Pursuant to section 173(1)(h) of the Canada Business Corporations Act, the articles of the Corporation are hereby amended by dividing the issued and outstanding Common Shares of the Corporation on a two-for-one basis.

Date

Signature

Title

April 26, 2002	“Janice B. Odegaard”	Vice President, Associate General
	JANICE B. ODEGAARD	Counsel and Corporate Secretary

APR 26 2002 AVR